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                                                                    EXHIBIT 23.7

                 CONSENT OF BANCBOSTON ROBERTSON STEPHENS INC.

    We hereby consent to the use of and reference to our opinion dated June 13, 1999 to the Board of Directors of Abaous Direct Corporation in the joint proxy statement/prospectus included in this Registration Statement on Form S-4 of DoubleClick Inc. (the "Registration Statement"). In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          BANCBOSTON ROBERTSON STEPHENS INC.

                                          /s/ BancBoston Robertson Stephens Inc.
                                          San Francisco, CA
                                          October 18, 1999